Exhibit 4.21

                           [HANG SENG BANK LETTERHEAD]


Our Ref.: Commercial Banking - Relationship Management
Private & Confidential

Bonso Electronics Limited                                           8 April 2004
Unit 1106-1110 11/F
Star House
3 Salisbury Road
Tsimshatsui Kowloon

Attention: Mr. Anthony So
-------------------------

Dear Sirs

BANKING FACILITIES

With reference to our recent discussions, we are pleased to advise that we have reviewed your banking facilities and offer you the under mentioned revised limits (the "Facilities") which will be made available subject to the terms and conditions outlined herein and satisfactory completion of the security detailed below:

Facilities and Limits
---------------------

For establishment of documentary letters of                     HK$48,000,000.00
credit (LC) for your account in favor
of third parties and covering import of goods in the ways acceptable to us and/or acceptance of bills drawn thereunder, and/or for trust receipt facility (TR) relating to goods imported and financed under our documentary letters of credit established for your account, and/or for purchase of documentary export DIP bills (DP) drawn on parties acceptable to us, and/or for extension of export trade loans (ETL) to finance your export of goods as evidenced (HK$10,000,000.00) by your sale invoices and any other relevant documents as required, of which

for overdraft facility (OD) on your current                    (HK$5,000,000.00)
account No. 259-229698-001.

The aggregate amount owing under LC, TR, DP, ETL and 0D facilities shall not exceed HK$48,000,000.00 at anyone time.

Bonso Electronics Limited

Negotiation of discrepant documents, secured or unsecured by goods, presented under HK$15,000,000.00 export letters of credit issued by banks acceptable to us.

For establishment of Stand-by Letters of Credit (SBLC)          EUR$1,900,000.00
for your account in favor of third parties and covering services and/or other performances in the ways acceptable to us and/or acceptance of bills drawn thereunder.

Term Loan outstanding balance under AlC No. 272-826769.         US$306,666.71

Term Loan. (For detailed terms and conditions                   HK$5,000,000.00
applicable to this facility, please refer to Appendix 1 which also forms an integral part of this letter.)

Security
--------

Unlimited Deed of Guarantee already executed by Bonso Electronics International Inc. (the" Guarantor") in our favour.

Interest
--------

(i) Interest on financed bills/loans shall be charged at 2% per annum above 30/60/90/120 days LlBOR (London Interbank Offered Rate) for foreign currencies transactions or at 2% per annum above 30/60/90/120 days HIBOR (Hong Kong Interbank Offered Rate) for Hong Kong Dollar transactions, subject to market availability, as shall be quoted by Hang Seng Bank Limited on the first day of the relevant interest period. Interest on loans will be payable on monthly basis.

(ii) Interest on the overdraft facility shall be charged at 0.5% per annum over the Hong Kong Dollars Prime Lending Rate as quoted by us from time to time with monthly rests and subject to fluctuation at our discretion.

Reimbursement of Payment under Stand-by Letter of Credit
--------------------------------------------------------

You undertake to reimburse us immediately on demand all amounts of claims under Stand-by letter of credit issued for your account. Any amount not reimbursed by you to us shall bear interest at the rate stipulated in "Default Interest" clause mentioned hereunder.

                                                                               2
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Bonso Electronics Limited

Tenor
-----

Maximum loan tenor for import loans will be 120 days.

Fee
---

A non-refundable facility review fee of HK$30,000.00 shall be payable by you to us upon acceptance of the Facilities and thereafter a review fee in such amount as we may prescribe from time to time shall be payable upon each review of the Facilities. We are authorised to debit the current account maintained by you with us for the facility review fee upon receipt of your acceptance of the Facilities as mentioned in this letter and in all subsequent reviews.

Default Interest
----------------

Notwithstanding the provisions above for the charging of interest, all sums (whether principal, interest, fees, charges or otherwise) due but unpaid in respect of the Facilities shall bear interest at such rate from time to time determined by us at our absolute discretion.

Set-off
-------

We may, at any time and without notice, apply and set-off any credit balance to which you are entitled on any account with us or any other moneys owed by us to you in or towards satisfaction of any obligations owing to us by you. For this purpose, we are authorised to purchase, at our prevailing exchange rate, such other currencies as may be necessary to effect such application with the moneys standing to the credit of such account or to effect conversion of one currency into another in any other manner.

Expenses
--------

All expenses, legal or otherwise, if any, in connection with the Facilities are to be borne by you.

Taxes
-----

All payments of principal and interest on amounts due under the Facilities shall be made free and clear of all present and future taxes, withholdings of any nature whatsoever.

Bonso Electronics Limited

Governing Law
-------------

These Facilities are subject to the laws of Hong Kong Special Administrative Region with non-exclusive jurisdiction of Hong Kong Special Administrative Region Courts.

Others
------

(i) You and the Guarantor shall provide us with certified copies of the annual audited accounts within 6 months following the end of each financial year and such other relevant financial information as we shall from time to time reasonably request.

(ii) We may from time to time at our absolute discretion and without prior notice to or consent from you, impose further charges and fees which may be chargeable on facilities of the same type and change the terms of the existing and future charges and fees, including the rate thereof.

Notwithstanding anything to the contrary hereinbefore contained, we shall not be bound to grant any of the Facilities at all or beyond such sum as we may at our sole discretion consider safe to the intent that we retain the absolute right to withdraw, suspend and/or reduce from time to time the Facilities or any of them and/or the extent of any of the Facilities for so long and to or in such amount as we may at our sole discretion deem fit without prior notice to or consent from you.

The Facilities are subject to our usual review annually and at any time as well as our customary overriding right of repayment on demand and are subject to our right to call for cash cover on demand for prospective and contingent liabilities.

Kindly sign and return to us the duplicate of this letter together with the attached "Extracts from the Minutes of a Meeting of the Board of Directors" to indicate your acceptance of this credit facility arrangement by 8 May, 2004 and if not accepted by that date, unless extended by us at our sole and absolute discretion, will be deemed to have lapsed. All other security documentation required, if any, under the Facilities must be executed to our complete satisfaction within thirty days from the date of this letter, failing which the Facilities are subject to withdrawal or revision at our absolute discretion.

Our Insurance Agency Department offers a full range of insurance services and will be pleased to quote you competitive rates on fire, marine and other coverages upon your request. Should you require further information, please feel free to contact Mr. Yeung Tung, Manager, Marketing at 2198 4960.

Should you have any queries, please do not hesitate to contact our Miss Sarah Lau at 21984103.





                                                                              4.

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Bonso Electronics Limited

We trust that you will make active use of the Facilities and are pleased to be of continued assistance to you.

Yours faithfully


/S/

Donald Lam
Department Head, Relationship Management
Commercial Banking


/S/
Sarah Lau
Team Head, Relationship Management
Commercial Banking

Bonso Electronics Limited

                                   Appendix 1

This Appendix 1 refers to the Term Loan Facility (the "Facility") mentioned in our facility letter dated 8 April 2004 (the "Facility Letter")and forms an integral part thereof. All terms and conditions mentioned in this Appendix 1 are in addition to and not in substitution of any terms and conditions mentioned in the said facility letter.

Borrower                            :Bonso Electronics Limited

Lender                              :Hang Seng Bank Limited

Amount                              :HK$5,000,000.00
                                    Draw downs may be made in Hong Kong
                                    Dollar and/or United States Dollar
                                    at Borrower's selection, subject to
                                    availability as determined at the
                                    sole discretion of the Lender.
                                    Amounts drawn in one currency can
                                    not switch to another.

Purpose :For acquisition of machinery for expansion of production facilities.

Term/Final Maturity                 :3 years from the date of respective
                                    drawdown.

Availability Period                 :Subject to satisfactory completion of all
                                    required documentation, security and
                                    fulfillment of all other conditions
                                    precedent for drawdown as required by the Lender. In any event, drawdoen must be made on or before 28 February, 2005. Any undrawn amount at the end of the Availability Period shall be cancelled.

Drawdown                            :In Hong Kong Dollar
                                    --------------------
                                    On any business day (other than Saturday), throughout the Term, the Borrower can utilize the Facility by giving one business day's prior written notice to the Lender. Each drawdown should be in a minimum amount of HK$500,000.00 and in integral multiples of HK$100,000.00.

                                    :In United States Dollar
                                    ------------------------
                                    On any business day (other than Saturday), throughout the Term, the Borrower can utilize the Facility by giving two business days' prior written notice to the Lender. Each drawdown should be in a minimum amount of US$100,000.00 and in integral multiples of US$10,000.00.

                                    For the purpose of calculating the
                                    limit available for drawdown, all
                                    United States Dollar advance(s)
                                    shall be calculated as US$1.00 to
                                    HK$7.80.
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Bonso Electronics Limited

Rate of Interest                    :In Hong Kong Dollar
                                    --------------------
                                    Interest shall be charged at 2.25%
                                    per annum over 1 month HIBOR(Hong
                                    Kong Interbank Offered Rate) as
                                    quoted by the Lender (the "Interest
                                    Rate") on the first day of each
                                    interest period, subject to market
                                    availability. Interest shall be
                                    calculated on the basis of the
                                    actual number of days elapsed and a
                                    365-day year and shall be payable in
                                    arrears on the last day of the
                                    relevant interest period.

                                    :In United States Dollar
                                    ------------------------
                                    Interest shall be charged at 2.25%
                                    per annum over 1 month LlBOR(London
                                    Interbank Offered Rate) as quoted by
                                    the Lender (the "Interest Rate") on
                                    the first day of each interest
                                    period, subject to market
                                    availability. Interest shall be
                                    calculated on the basis of the
                                    actual numberof days elapsed and a
                                    360-day year and shall be payable in
                                    arrears on the last day of the
                                    relevant interest period.

Interest Period                     :Interest Period shall be 30 days. Interest
and Payment                         shall be payable upon maturity of each
                                    Interest Period and debited to your current account no. 259-229698-001 maintained with the Lender. No Interest Period shall extend beyond the Final Maturity date.

Repayment                           :Each drawdown shall be repaid by 36
                                    equal monthly installments
                                    commencing 1 month after the date of
                                    respective drawdown. All sums which
                                    may become due to the Lender from
                                    time to time in respect of the said
                                    Facility (including but not limited
                                    to principal and interest) are to be
                                    debited to your current account no.
                                    259-229698-001 maintained with the
                                    Lender. Any amount repaid cannot be
                                    re-borrowed. Repayment must be made
                                    in same currency as drawdown.

Prepayment                          :Allowed in whole or in part on any
                                    interest payment date and the
                                    Borrower shall have given to the
                                    Lender at least 7 business days'
                                    prior written notice of any intended
                                    prepayment in accordance with any
                                    prepayment notice given. Amount
                                    prepaid cannot be reborrowed and
                                    shall be applied towards reduction
                                    of the repayment installments in
                                    inverse order of maturity.

Indemnity                           :The Borrower  shall  indemnify and hold
                                    harmless the Lender (by payment on demand to the Lender) from and against any and all reasonable losses, costs, charges, expenses
                                    (including legal expenses) and claims
                                    incurred in relation to the Facility or as a consequence of any default in payment of any amount payable hereunder or in respect of the Facility and/or default in complying with or observing any other terms and conditions of this facility letter and/or the occurrence of any other event of default and/or failure to make a drawing after having given a notice of its intention to


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Bonso Electronics Limited

                                    draw and/or making a prepayment
                                    otherwise than on the expiry date of
                                    the relevant interest period,
                                    including (but without limitation)
                                    all losses (including loss of
                                    margin), premiums, fees, charges and
                                    penalties incurred or to be
                                    reasonably incurred up to the date
                                    of prepayment in liquidating
                                    deposits or funds prior to the
                                    expiry of the relevant interest
                                    period or in re-employing deposits
                                    made by third parties or funds
                                    acquired to effect or maintain the
                                    loan under the Facility or any part
                                    thereof until the date of actual
                                    payment. The certificate of the
                                    Lender setting out the computation
                                    of, and basis for, any such losses,
                                    costs, charges, expenses and claims
                                    shall, in the absence of manifest
                                    error, be binding on the Borrower.


Default Interest                    :If the Borrower fails to pay any sum on the
                                    relevant due date for payment,
                                    the Borrower shall pay interest on
                                    such sum from the date of such
                                    failure up to the date of actual
                                    payment (as well after as before
                                    judgment) at the rate of 3% above
                                    the Interest Rate. So long as the
                                    failure continues the relevant rate
                                    of interest shall be recalculated on
                                    the same basis thereafter and shall
                                    be compounded at monthly intervals.

Documentation                       : (1) Acceptance of the facility Letter; and
                                    (2) 'Undertaking for Repayment' for
                                    the Facility and "Board Resolution"
                                    in form and substance acceptable to
                                    the Lender to be executed by the
                                    Borrower.

                               - End of Appendix 1



                                                                              8.

Bonso Electronics Limited


We trust that you will make active use of the Facilities and are pleased to be of continued assistance to you.

Yours faithfully

/S/

Donald Lam
Department Head, Relationship Management
Commercial Banking

/S/
Sarah Lau
Team Head, Relationship Management
Commercial Banking

We confirm our acceptance of the
Facilities subject to the terms and
conditions set out in this letter



FOR AND ON BEHALF OF BONSO ELECTRONICS LTD.



/S/
-------------------------------------------


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